Exhibit 99.2

News Release
Contact:	Jamie Brookes	Mellon Financial Corporation
	+44 20 7163 2146	Mellon Financial Centre,
	brookes.j@mellon.com	160 Queen Victoria Street,
London EC4V 4LA

FOR IMMEDIATE RELEASE

MELLON COMPLETES FORMATION OF WESTLB MELLON ASSET MANAGEMENT

LONDON, April 3, 2006 — Mellon Financial Corporation has completed the formation of its previously announced 50:50 joint venture with WestLB AG, WestLB Mellon Asset Management. The new company launched on 1 April, 2006 with approximately 250 employees and €38 billion in assets under management. The agreement in principal was announced on September 21, 2005 and the formal joint venture agreement was signed on December 20, 2005. Since the signing of this agreement, the new venture already has identified and secured significant new business.

This new asset management business combines WestLB’s main asset management activities (previously branded WestAM) with Mellon’s German asset management activities. The company includes WestAM’s activities in Germany, the U.K., Italy, Spain, the U.S., Australia and Japan and is the exclusive distributor of Mellon products in Germany. WestLB’s French banking subsidiary, Banque D’Orsay (BDO), is the joint venture’s exclusive distributor in France and also will become a distributor of Mellon’s asset management products in France. Mellon will globally distribute the asset management products of both the joint venture and BDO.

WestLB Mellon Asset Management will operate consistently with Mellon’s 10 existing institutional investment subsidiaries, with a focus on its distinct investment philosophy and strategies, while utilizing Mellon’s global distribution platform and leveraging the scale of Mellon’s distribution and support services to its institutional asset managers.

Financial terms have not been disclosed, although the transaction is expected to have positive financial impact for both parties. WestLB was advised by Hawkpoint Partners Limited and Mellon by Lazard & Co. Limited.

Mellon Financial Corporation is a global financial services company. Headquartered in Pittsburgh, Mellon is one of the world’s leading providers of financial services for institutions, corporations and high net worth individuals, providing institutional asset management, mutual funds, private wealth management, asset servicing, payment solutions and investor services, and treasury services. Mellon has approximately $4.7 trillion in assets under management, administration or custody, including $781 billion under management. Its asset management companies include U.S. asset management distributor The Dreyfus Corporation, and institutional investment management subsidiaries The Boston Company Asset Management, EACM Advisors, Franklin Portfolio Associates, Mellon Capital Management, Mellon Equity Associates, Mellon HBV Alternative Strategies, Standish Mellon Asset Management and, based in the UK, Pareto Investment Management, Mellon Global Alternative Investments and Newton Investment Management Limited. News and other information about Mellon is available at www.mellon.com.

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This press release contains statements relating to future results of Mellon Financial Corporation and the announced joint venture that are considered “forward-looking statements.” These statements, which may be expressed in a variety of ways, including the use of future or present tense language, relate to, among other things, the operating plans for the announced joint venture; distribution arrangements; the financial impact of the announced transaction; and implications of the announced transaction. These forward-looking statements, and other forward-looking statements contained in other public disclosures of Mellon Financial Corporation which make reference to the cautionary factors contained in this press release, are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond Mellon Financial Corporation’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to: changes in political and economic conditions; equity, fixed-income and FX market fluctuations; operational risk; inflation; competitive product and pricing pressures; consumer spending and savings habits; changes in fiscal, monetary, regulatory, trade, and tax policies and laws; and other risks and uncertainties detailed in Mellon Financial Corporation’s Annual Report on Form 10-K for the year ended Dec. 31, 2005 and in subsequent reports filed by Mellon Financial Corporation with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. All statements speak only as of March 31, 2006, and Mellon Financial Corporation undertakes no obligation to update any statement to reflect events or circumstances after March 31, 2006 or to reflect the occurrence of unanticipated events.